EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 1999, relating to the financial statements of Talkpoint Communications, Inc., which appear in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
February 3, 2000